Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

PROMISSORY NOTE

Minneapolis, Minnesota
$300,000	Effective as of: January 31, 2005

FOR VALUE RECEIVED, Ciprico Inc. (“Borrower”), a Delaware corporation, promises to pay to Huge Systems, Inc. (“Holder”), at such place as the Holder may designate by written notice to Borrower, in lawful money of the United States, the principal sum of Three Hundred Thousand Dollars ($300,000), together with interest accruing on the outstanding principal balance at a the rate equal to five percent (5%)  per annum.

Payment of Principal and Interest

Borrower shall make six (6) equal quarterly principal and interest payments, each in the amount of Fifty Two Thousand Two Hundred Ten Dollars and 14/00 ($52,210.14), beginning on June 1, 2005, with each payment thereafter made on the last day of the last month of each succeeding quarter.  On January 31, 2007, the entire remaining unpaid principal balance plus any interest accrued shall be due and payable in full.

Prepayment

This Note may be prepaid in whole or in part from time to time at the sole discretion of the Borrower and without any prepayment penalty of any kind.

Default; Remedy

Upon the occurrence of a Payment Default (as defined below), the outstanding unpaid principal balance of the Note and accrued interest thereon and shall automatically become immediately due and payable.

A “Payment Default” shall occur if the Borrower fails to make any payment to Holder under this Note when due; provided that, if Borrower ever fails to make any payment on the date that it is due, Holder must notify any executive officer of the Borrower of the failure on that date, and if such event is cured within fifteen (15) Business Days (as defined below) after receiving such notice, no Payment Default shall occur.

“Business Day” means any day except Saturday or Sunday or any other day on which commercial banks in the city of Minneapolis, Minnesota are authorized or required by law to close.

Application of Payments

Any payment hereunder shall be applied first to costs of collection, if any, then to the payment of accrued interest, if any, and then to the reduction of principal.

Manner of Payments; Debits

Payments and prepayments of principal of this Note shall be made not later than 5:00 p.m., Central Standard Time or Central Daylight Time, as applicable, on the due date time therefor.  Whenever any payment to be made hereunder is due on a day which is not a Business Day (as defined above), such payment shall be made on the next succeeding Business Day.

Right to Set-Off

Notwithstanding anything to the contrary contained in this Note, Borrower shall have the right to set off against any and all amounts owed hereunder by any and all amounts owed by Holder to Borrower and for any claims that Borrower may have as against the Holder under that certain Asset Purchase Agreement, dated as of January 31, 2005, by and among Borrower, Holder, Michael Anderson and Tina Bow.

Costs of Collection

The Borrower hereby agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorney’s fees and legal expenses, incurred by the Holder in endeavoring to collect any amount payable hereunder which are not paid when due, whether by declaration or otherwise.

Governing Law; Jurisdiction

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MINNESOTA WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

ANY JUDICIAL PROCEEDINGS BROUGHT AGAINST THE BORROWER ARISING OUT OF OR RELATING HERETO, MUST BE BROUGHT AT A STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF MINNESOTA, COUNTY OF HENNEPIN AND CITY OF MINNEAPOLIS.

IN WITNESS WHEREOF, the undersigned has caused this Promissory Note to be duly executed and delivered by its duly authorized officer as of the date first written above.

CIPRICO INC .

By:	/s/ James Hansen
Name: James Hansen
Title: Chief Executive Officer